Exhibit 23(a)

[LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Pro Tech Communications, Inc.:

We consent to the inclusion in the Registration Statement on Form S-1 of Pro Tech Communications, Inc. of our report dated November 30, 1999 (with respect to
Note 11, January 10, 2000), on our audit of the financial statements of Pro Tech Communications, Inc. as of October 31, 1998 and 1999 and for each of the years in the three year period ended October 31, 1999, and to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.


/s/ MORGAN, JACOBY, THURN, BOYLE & ASSOCIATES, P.A.

Vero Beach, Florida
October 30, 2000




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1    If other than to the record  holder of the Series A Preferred  Shares,  any applicable transfer tax must be paid by the undersigned.

2    Issued in Canada

3 Issued in Australia, Canada, Korea, Europe (Austria, Belgium, France, Germany, Italy, Netherlands, Sweden, Switzerland, UK) Pending in Japan

4    Pending in Canada, Europe and Japan

5    Pending in Canada, Europe and Japan

6    Issued in Canada, Europe (France, Italy, Germany, Sweden, UK)

7 Issued in Australia, Canada, Europe (France, Germany, Italy, Netherlands, Sweden, UK) Pending in Japan

8 Issued in Australia, Austria, France, Germany, Netherlands, Norway, S. Africa, Sweden, Switzerland

9    Pending in Europe

10   Issued in Canada, pending in Korea

11   Pending in Europe, Canada, Japan

12 Issued in Canada, Europe (Austria, Belgium, Denmark, France, Germany, Italy, Netherlands, Switzerland/Lichtenstein, UK)

13 Issued in Canada, Europe (Austria, Belgium, Switzerland, Germany, Denmark, France, Italy, Netherlands, Sweden, UK)

14   Granted in Europe (France, Germany, Italy, Sweden, UK) Pending in US, Japan

15   Pending in Malaysia, Taiwan, Canada, Europe

16   Issued in UK and Japan

17   Pending in Canada, Europe, Japan and Hong Kong

18   Pending PCT filing

19   Pending PCT filing

20 If other than to the record holder of the Series A Preferred Shares, any applicable transfer tax must be paid by the undersigned.